As filed with the Securities and Exchange Commission on April 28, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                EATON VANCE CORP.
                     ------------------------------------
               (Exact name of issuer as specified in its charter)

             MARYLAND                                             04-2718215
-------------------------------------                         ------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                   The Eaton Vance Building, 255 State Street
                           Boston, Massachusetts 02109
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                  1984, 1989, 1992 AND 1995 STOCK OPTION PLANS
                  --------------------------------------------
                            (Full title of the plans)

                              Alan R. Dynner, Esq.
                              c/o Eaton Vance Corp.
                   The Eaton Vance Building, 255 State Street
                           Boston, Massachusetts 02109
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (617) 482-8260
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of                           Proposed        Proposed
Securities         Amount to       maximum         maximum               Amount of
   to be              be           offering pric   aggregate             registration
REGISTERED         REGISTERED      PER SHARE       OFFERING PRICE        FEE
----------         ----------      ---------       --------------        ---

Non-Voting         634,730 (1)      $40.40625(1)      $25,647,059(1)     $6770.82
Common Stock,      shares
$.015625 par value
---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, upon the basis of the average of the high and low sale prices of the Registrant's Non-Voting Common Stock as reported on the New York Stock Exchange on April 20, 2000.


                               Page 1 of 16 pages.
                        Exhibit Index begins on page 15.

                                   PROSPECTUS

                                 634,730 SHARES

                                EATON VANCE CORP.

                             NON-VOTING COMMON STOCK


     This Prospectus relates to an aggregate of 634,730 shares (the "Shares") of Non-Voting Common Stock, $.015625 par value per share (the "Non-Voting Common Stock"), of Eaton Vance Corp. (the "Company"), which may be offered for sale from time to time by or for the account of certain shareholders of the Company who have purchased the Shares upon the exercise of options acquired pursuant to the Company's stock option plans or by or for the account of their respective pledgees, donees, trustees, legatees, heirs or legal representatives (all of such persons being hereinafter referred to as "Selling Shareholders"). The Shares are being registered under the Securities Act of 1933, as amended (the "Securities Act") on behalf of the Selling Shareholders in order to permit the public sale or other distribution of the Shares.

     The Shares may be sold or distributed through underwriters, dealers, brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Shares have no voting rights. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Selling Shareholders" and "Plan of Distribution."

         The Non-Voting Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol EV. On April 20, 2000, the closing price for the Non-Voting Common Stock on the NYSE was $40.6250 per share.

     This Prospectus also covers such additional shares as may be issuable to the Selling Shareholders in the event of a stock dividend, stock split, recapitalization or other similar change in the Non-Voting Common Stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is April 28, 2000

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the information set forth in this Prospectus or in the affairs of the Company since the date hereof or the dates as of which information is set forth herein. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS
                                                                            PAGE
Available Information..........................................................3
Incorporation of Certain Documents by Reference................................4
The Company....................................................................5
Selling Shareholders.........................................................5-6
Plan of Distribution.........................................................6-7
Description of Non-Voting Common Stock.......................................8-9
Experts........................................................................9
Recent Developments............................................................9

AVAILABLE INFORMATION
--------------------------------------------------------------------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, asamended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at http./www.sec.gov. that contains reports and other information regarding registrants that file electronically with the Commission. The Non-Voting Common Stock is traded on the NYSE. Information filed by the Company with the NYSE can be inspected and copied at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

     The Company is subject to the informational and reporting requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. The following documents, which are filed with the Commission, are incorporated in this Prospectus by reference:

          (1) The Company's Form 10-K dated January 26, 2000, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

          (2) That portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Exchange Act, that describes the Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

          (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Non-Voting Common Stock offered hereby have been sold and/or which deregisters all shares of Non-Voting Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The making of a modified or superseding statement shall not be deemed to be an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Requests should be addressed to:
Treasurer, Eaton Vance Corp., The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109, (617) 482-8260.

THE COMPANY
--------------------------------------------------------------------------------

     Eaton Vance Corp., a Maryland corporation (the "Company"), is the issuer of the Shares of Non-Voting Common Stock, $.015625 par value per share, covered by this Prospectus. The principal executive offices of the Company are located at The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109, and its telephone number is (617) 482-8260.

SELLING SHAREHOLDERS
--------------------------------------------------------------------------------

     The Selling Shareholders listed below are or were officers, directors or employees of the Company and/or of its subsidiaries, Eaton Vance Management, a Massachusetts business trust ("EVM"), and Eaton Vance Distributors, Inc., a Massachusetts corporation ("EVD"). Such Shareholders acquired the shares of the Company's Non-Voting Common Stock being offered hereunder pursuant to certain of the Company's stock option plans. (See "Description Of Non-Voting Common Stock".) Although each of the Selling Shareholders listed below is eligible to sell Shares under this Prospectus, such selling Shareholders do not necessarily have any present intention to sell all or a part of their Shares. Certain of such Shareholders may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act. The Company will not receive any proceeds from the sale of the Shares. A total of 634,730 shares is available for sale under this Prospectus as follows:



                                                        TOTAL                        AMOUNT/
                                                      SHARES OF                    PERCENTAGE
                                                      NON-VOTING                  OF NON-VOTING
                                                        COMMON                    COMMON STOCK
                                                        STOCK                      TO BE OWNED
                      POSITION WITH THE                 OWNED          AMOUNT         AFTER
NAME                     COMPANY OR A                  PRIOR TO         BEING        COMPLETION
                          SUBSIDIARY                  OFFERING         OFFERED      OF OFFERING1
---------------------------------------------------------------------------------------------------

H. Day Brigham            Former Officer of             463,376         52,870       410,506/1.16%
                          EVM
Thomas J. Fetter          Vice President of             100,591         22,500        78,091/0.22%
                          EVM
M. Dozier Gardner         Former Vice                   694,510        201,656       492,854/1.39%
                          Chairman and
                          Director

----------
1 Assumes 35,358,879 shares of Non-Voting Common Stock will be outstanding following the offering.


Kenneth A. Johnston        Vice President of            69,413      36,800        32,613/0.09%
                           EVM
Peter F. Kiely             Former Officer of           196,295     115,544        80,751/0.23%
                           EVM
Anne M. Morgan             Vice President of            43,943      25,800        18,143/0.05%
                           EVM
Laurence S. Reineman       Vice President of           193,122     106,960        86,162/0.24%
                           EVM
Duncan W. Richardson       Vice President of            75,769      11,800        63,969/0.18%
                           EVM
Benjamin A. Rowland, Jr.   Former Officer and          789,948      60,800       729,148/2.06%
                           Director


     Sales under this Prospectus may also be made by certain unnamed persons who are employees of, but not directors, officers or controlling persons of, the Company who hold the lesser of (1) 1,000 shares of Non-Voting Common Stock or
(2) 1% of the shares of Non-Voting Common Stock issuable under any of the Company's stock option plans covering Shares to be offered under this Prospectus (the "De Minimus Amount"). The amount of Shares that may be sold by each of such unnamed persons under this Prospectus may not exceed the De Minimis Amount.

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

     The Shares may be offered and sold from time to time by or for the account of the Selling Shareholders or their respective pledgees, donees, trustees, legatees, heirs or legal representatives. Such persons will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such persons may from time to time offer the Shares through underwriters, dealers or agents. The distribution of the Shares by such persons may be effected from time to time in one or more transactions that may take place on the NYSE or in the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholder in connection with such sales.

     The Company has been advised by the Selling Shareholders that they have not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale.

     In offering the Shares, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Shareholders have advised the Company that during such time as they may be engaged in a distribution of the Shares they will comply with Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, the Selling Shareholders have agreed not to engage in any stabilization activity in connection with the Company's securities, to furnish to each broker-dealer through which the Shares may be offered copies of this Prospectus, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities except as permitted under the Exchange Act. The Selling Shareholders have also agreed to inform the Company when the distribution of their respective Shares is completed.

     Rule 10b-2 under the Exchange Act prohibits persons who are participating in or financially interested in a distribution of securities from making payments to another person for the solicitation of a third party to purchase the securities that are the subject of the distribution, except that Rule 10b-2 does not apply, among other exceptions, to brokerage transactions not involving solicitation of customer orders. Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

     The public offering of the Shares by the Selling Shareholders will terminate on the date on which all Shares offered hereby have been sold by the Selling Shareholders, or on such earlier date on which the Company files a post-effective amendment which deregisters all Shares then remaining unsold.

     The Company will pay certain expenses incidental to the offering and sale of the Shares to the public estimated to be approximately $9,800. The Company will not pay for, among other expenses, selling expenses, underwriting discounts or fees and expenses of counsel for the Selling Shareholders.

DESCRIPTION OF NON-VOTING STOCK
--------------------------------------------------------------------------------

     The Company is authorized to issue 47,680,000 shares of Non-Voting Common Stock, $.015625 par value. The Company's Articles of Incorporation provide that the holders of Non-Voting Common Stock have no voting rights under any circumstances whatsoever. Shares of Non-Voting Common Stock are registered pursuant to Section 12 of the Exchange Act and are traded on the NYSE. It is sales of Shares of the Company's Non-Voting Common Stock to which this Prospectus relates. These sales, by current or former directors, officers or employees of the Company or of its subsidiaries, or by their respective pledgees, donees, trustees, legatees, heirs or legal representatives, are of previously unregistered Shares acquired pursuant to various stock option plans established by the Company.

     The Non-Voting Common Stock is neither redeemable nor convertible and the holders of the Non-Voting Common Stock have no preemptive rights to purchase any securities of the Company. Dividends may be paid to the holders of the Non-Voting Common Stock when and if declared by the Board of Directors out of any funds legally available therefor. All voting rights are vested in the voting Common Stock (described below); the Non-Voting Common Stock and the voting Common Stock are otherwise identical with respect to dividend rights, rights upon liquidation and all other rights.

     EquiServe, L.P., P.O. Box 8040, Boston, Massachusetts 02266-8040 is the Registrar and Transfer Agent for the Company's Non-Voting Common Stock.

     The Company is also authorized to issue 320,000 shares of voting Common Stock, $.015625 par value. All voting rights are vested in the voting Common Stock. Each share of voting Common Stock is entitled to participate pro rata in distributions upon liquidation and to one vote on all matters submitted to a vote of stockholders. Dividends may be paid to the holders of voting Common Stock when and if declared by the Board of Directors out of any funds legally available therefor. Holders of voting Common Stock have no preemptive or similar rights nor do they have cumulative voting rights. The voting Common Stock is not publicly traded. All outstanding shares of the voting Common Stock are deposited in a Voting Trust, of which the Voting Trustees are James B. Hawkes (Chairman of the Board, President, Chief Executive Officer and a Director of the Company), Jeffrey P. Beale (an officer of subsidiaries of the Company), Alan R. Dynner (Secretary of the Company), Thomas E. Faust, Jr. (Executive Vice President of the Company), Scott H. Page (an officer of subsidiaries of the Company), Duncan
W. Richardson (an officer of subsidiaries of the Company), William M. Steul (Treasurer of the Company), Payson F. Swaffield (an officer of subsidiaries of the Company), Michael W. Weilheimer (an officer of subsidiaries of the Company), and Wharton P. Whitaker (an officer of a subsidiary of the Company). The Voting Trust expires on October 30, 2000. The Voting Trustees have unrestricted voting rights for the election of the Company's Directors and inasmuch as the eleven Voting Trustees of said Voting Trust have unrestricted voting rights with respect to said voting Common Stock (except that the Voting Trust Agreement provides that any action of the Voting Trustees to approve (1) the sale, mortgage or pledge of all or substantially all of the Company's assets, or (2) a change in the capital structure or powers of the Company, or (3) a merger, consolidation, reorganization or dissolution of the Company, or (4) an amendment to or a termination of the Voting Trust, or (5) the addition of a Voting Trustee, or the removal of a Voting Trustee by the other Voting Trustees, or (6) the renewal of the term of the Voting Trust, shall require the written consent of the holders of Voting Trust receipts representing a majority of such Stock subject at the time to the Voting Trust), they may be deemed to be beneficial owners of all of the Company's outstanding voting Common Stock. The Voting Trust agreement provides that the Voting Trustees shall act by majority if there be three or more Voting Trustees; otherwise they shall act unanimously. All outstanding Voting Trust Receipts issued under said Voting Trust are owned by the Voting Trustees. As at April 20, 2000, Messrs. Hawkes, Beale, Dynner, Faust, Fetter, Page, Richardson, Steul, Swaffield, Weilheimer, and Whitaker each owned 24%, 3%, 12%, 18%, 5%, 3%, 5%, 12%, 3%, 3%, and 12%, respectively, of such
Voting Trust Receipts.

EXPERTS
--------------------------------------------------------------------------------

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended October 31, 1999 have been audited by Deloitte and Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the method of accounting for offering costs incurred in connection with the distribution of closed end funds), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

RECENT DEVELOPMENTS
--------------------------------------------------------------------------------

     There have been no material changes in the Company's affairs since its Annual Report on Form 10-K for the year ended October 31, 1999 which have not been described in a Quarterly Report on Form 10-Q or a periodic report on Form 8-K. See "Incorporation of Certain Documents by Reference."

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item   3.   INCORPORATION   OF   CERTAIN   DOCUMENTS   BY   REFERENCE.
                      ----------------------------------------------------------

     Eaton Vance Corp., a Maryland corporation (the "Registrant" or the "Company"), is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in the Prospectus contained in this Registration Statement by reference:

                  (1) The Registrant's Form 10-K dated January 26, 2000, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed; and

                  (2) That portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Exchange Act, that describes the Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

                  (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Non-Voting Common Stock offered hereby have been sold or which deregisters all shares of
Non-Voting Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4.  DESCRIPTION OF SECURITIES.
                  -------------------------

         Not applicable.

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
                  --------------------------------------

         Not applicable.

         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                  -----------------------------------------

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that, to the extent permitted by the laws of Maryland, the Company shall indemnify any person that (a) is serving as a director or officer of the Company, (b) any person that has served as an officer or director of the Company, and (c) any person who at the request of the Company is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which he may be threatened by reason of serving or having served in such position.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Company) or by the holders of not less than a majority of the total number of shares of voting Common Stock of the Company then outstanding.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, By-Law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
                  -----------------------------------
         Not applicable.

         Item 8.  EXHIBITS.
                  --------

     The following is a list of exhibits filed as part of this Registration Statement.

EXHIBITS
--------------------------------------------------------------------------------

24.2 Consent of Deloitte & Touche LLP, independent accountants (see page 16).

25.1 Power of Attorney (see page 13).

         Item 9.  UNDERTAKINGS.
                  ------------

         1.       The Company hereby undertakes:

                    (a) To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section  10(a)(3)
               of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 28th day of April, 2000.

                                                               EATON VANCE CORP.



                                                         By: /S/ JAMES B. HAWKES
                                                                 James B. Hawkes
                                                                       President




                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Eaton Vance Corp., hereby severally constitute and appoint Alan R. Dynner, and Eric G. Woodbury, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Eaton Vance Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                      TITLE                                  DATE

                                             President, Chief Executive
 /S/ JAMES B. HAWKES                         Officer and Director                           April 28, 2000
-------------------------------------       (Principal Executive Officer)
James B. Hawkes


 /S/ WILLIAM M. STEUL
-------------------------------------       Treasurer (Principal Financial                  April 28, 2000
William M. Steul                              Officer)


 /S/ LAURIE G. RUSSELL
-------------------------------------       Chief Accounting Officer                        April 28, 2000
Laurie G. Russell


 /S/ JOHN L. CABOT
-------------------------------------       Director                                       April 28, 2000
John L. Cabot


 /S/ LEO I. HIGDON
-------------------------------------       Director                                       April 28, 2000
Leo I. Higdon


 /S/ JOHN M. NELSON
-------------------------------------       Director                                       April 28, 2000
John M. Nelson


 /S/ VINCENT M. O'REILLY
-------------------------------------       Director                                       April 28, 2000
Vincent M. O'Reilly


 /S/ RALPH Z. SORENSON
-------------------------------------       Director                                       April 28, 2000
Ralph Z. Sorenson


                                  EXHIBIT INDEX


                                                                      Sequential
EXHIBIT                                                                 PAGE NO.
-------                                                                ---------

24.2     Consent of Deloitte & Touche LLP, independent                    16
         accountants.

25.1     Power of Attorney (included in the signature page of             13
         this Registration Statement).


                                                                    EXHIBIT 24.2


                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated November 30, 1999, (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for offering costs incurred in connection with the distribution of closed end funds) appearing in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1999 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2000